Exhibit 10.1

Vishay Intertechnology, Inc.
Executive Officer Restricted Stock Unit Agreement
THIS AGREEMENT, made as of the Grant Date, between Vishay Intertechnology, Inc. (the "Company") and the Participant.
RECITALS
The Company has adopted and maintains the Vishay Intertechnology, Inc. 2007 Stock Incentive Program, as amended and restated, (the "Program") to enhance the long-term performance of the Company and to provide selected individuals with an incentive to improve the growth and profitability of the Company by acquiring a proprietary interest in the success of the Company.
The Program provides that the Compensation Committee (the "Committee") of the Company's Board of Directors shall administer the Program, including the authority to determine the persons to whom awards will be granted and the amount and type of such awards.
The Committee has determined that the purposes of the Program would be furthered by granting the Participant Restricted Stock Units as set forth in this Agreement.
The parties therefore agree as follows:
1. Grant Schedule.  Certain terms of the grant of Restricted Stock Units are set forth on the Grant Schedule that is attached to, and is a part of, this Agreement.
2. Grant of Restricted Stock Units.  Pursuant to, and subject to, the terms and conditions set forth herein and in the Program, the Committee hereby grants to the Participant the number of Restricted Stock Units set forth on the Grant Schedule.
3. Grant Date.  The Grant Date of the Restricted Stock Units is set forth on the Grant Schedule.
4. Incorporation of Program.  All terms, conditions and restrictions of the Program are incorporated herein and made part hereof as if stated herein.  If there is any conflict between the terms and conditions of the Program and this Agreement or any applicable employment agreement, the terms and conditions of the employment agreement will govern over those of the Program or this Agreement, and the terms and conditions of this Agreement will govern over those of the Program.  Except as otherwise provided herein, including the Grant Schedule, all capitalized terms used herein will have the meaning given to such terms in the Program.
5. Performance Target.  The Grant Schedule sets forth a performance target applicable to a portion of the Restricted Stock Units (the "Performance Target").

6. Vesting.
(a) Subject to the further provisions of this Agreement, the Restricted Stock Units will vest on the Vesting Date set forth on the Grant Schedule (the "Vesting Date"), provided the Participant remains in continuous service with the Company through that time and, in the case of the Restricted Stock Units described in Section 2(b) of the Grant Schedule, the Performance Target is achieved.
(b) If a Change in Control occurs prior to the Vesting Date and the Participant remains in continuous service with the Company until the time immediately prior to that Change in Control, 100% of the Restricted Stock Units will then vest (without regard to whether the Performance Target is achieved).  For avoidance of doubt, vesting in connection with a Change in Control will not alter the time that shares are issued in settlement of the Restricted Stock Units (which time is stated in Section 10 below).
7. Transferability.  The Restricted Stock Units are not transferable or assignable otherwise than by will or by the laws of descent and distribution.  Any attempt to transfer Restricted Stock Units, whether by transfer, pledge, hypothecation or otherwise and whether voluntary or involuntary, by operation of law or otherwise, will not vest the transferee with any interest or right in or with respect to such Restricted Stock Units.
8. Termination of Employment.  Upon the Participant's Termination of Employment, all unvested Restricted Stock Units will vest, remain outstanding subject to the Performance Target or be forfeited according to the terms and conditions of the Participant's employment agreement.
9. Designation of Beneficiary.  The Participant has the right to designate in writing from time to time a beneficiary or beneficiaries for any Award by filing a written notice of such designation with the Committee.  If the Participant's beneficiary predeceases the Participant and no successor beneficiary is designated, or if no valid designation has been made, the Participant's beneficiary will be the Participant's estate.  In such an event, no payment will be made unless the Committee will have been furnished with such evidence as the Committee may deem necessary to establish the validity of the payment.
10. Issuance of Shares.
(a) With respect to the Restricted Stock Units described in Section 2(a) of the Grant Schedule, on the earlier of the Vesting Date or the Participant's separation from service (within the meaning of Treas. Reg. § 1.409A-1(h) or any successor regulation), the Company shall issue to the Participant, whether by means of stock certificates or book entry registration, a number of shares of common stock of the Company ("Common Stock") equal to the number of such Restricted Stock Units that have vested as of such date (taking into account any acceleration of vesting contemplated by the Participant's employment agreement or Section 6 hereof).  Any such Restricted Stock Units that have not vested as of the earlier of the Vesting Date or the Participant's separation from service will be forfeited as of that time.
(b) With respect to the Restricted Stock Units described in Section 2(b) of the Grant Schedule, within 60 days following the Vesting Date the Company shall issue to the Participant, whether by means of stock certificates or book entry registration, a number of shares of common stock of the Company ("Common Stock") equal to the number of such Restricted Stock Units that have vested as of the Vesting Date (taking into account any acceleration of vesting contemplated by Section 6 hereof).  Any such Restricted Stock Units that have not vested as of the Vesting Date will be forfeited as of that time.

(c) This Award is subject to tax withholding in accordance with applicable law and Section 18 of the Program (and for this purpose, share withholding is authorized in the manner therein described).
(d) The Participant will not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of the grant of Restricted Stock Units, until shares of Common Stock are issued in settlement of such Restricted Stock Units pursuant to Section 10(a) hereof.  Upon the issuance of a stock certificate or the making of an appropriate book entry on the books of the transfer agent, the Participant will have all of the rights of a stockholder.
(e) Notwithstanding any otherwise applicable provision of this Agreement, to the extent compliance with the requirements of Treasury Regulation § 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under section 409A of the Code to the issuance of shares to the Participant, then any issuance of shares to the Participant that would otherwise be made upon the Participant's separation from service will be deferred and delivered to the Participant immediately after the six-month period following that separation from service.
11. Securities Matters.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the "1933 Act") of any interests in the Program or any shares of Common Stock to be issued thereunder or to effect similar compliance under any state laws.  The Company shall not be obligated to cause to be issued any shares, whether by means of stock certificates or appropriate book entries, unless and until the Company is advised by its counsel that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition of the issuance of shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that any certificates bear such legends and any book entries be subject to such electronic coding or stop order, as the Committee, in its sole discretion, deems necessary or desirable.  The Participant specifically understands and agrees that the shares of Common Stock, if and when issued, may be "restricted securities," as that term is defined in Rule 144 under the 1933 Act and, accordingly, the Participant may be required to hold the shares indefinitely unless they are registered under such Act or an exemption from such registration is available.
12. Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, will impair any such right, power or remedy of such party, nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and will be effective only to the extent specifically set forth in such writing.

13. Right of Discharge Preserved.  Nothing in this Agreement confers upon the Participant the right to continue in the employ or other service of the Company, or affect any right which the Company may have to terminate such employment or service.
14. Integration.  The Program, this Agreement, including the Grant Schedule, and any applicable employment agreement contain the entire understanding of the parties with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.  Any applicable employment agreement and this Agreement, including, without limitation, the Program, supersede all prior agreements and understandings between the parties with respect to its subject matter.
15. Counterparts.  This Agreement may be executed in two or more counterparts, each of which is deemed an original, but all of which constitute one and the same instrument.
16. Governing Law.  This Agreement is governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the provisions governing conflict of laws.
17. Participant Acknowledgment.  The Participant hereby acknowledges receipt of a copy of the Program and has carefully read and understands this Agreement and the Program.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Program, this Agreement and the Restricted Stock Units are final and conclusive.
The parties are signing this Agreement on the date indicated below.

VISHAY INTERTECHNOLOGY, INC.

By:
Name:	Peter Henrici
Title:	Sr. Vice President, Corporate Secretary

DATED:     ____________________, 20__

Grant Schedule

Participant's name:
Grant Date:	February ____, 20__
1. Number of Restricted Stock Units granted:	____
2. Vesting Date:
(a)  As to ____ Restricted Stock Units:  January 1, 20__
(b) As to ____ Restricted Stock Units:  January 1, 20__, provided that 50% of such Restricted Stock Units shall vest if 80% of the Performance Target has been satisfied, and an additional 2.5% of such Restricted Stock Units shall vest for each additional full 1% (between 80% and 100%) of the Performance Target that has been satisfied.
Performance Target:
3. HSR Compliance:
Notwithstanding any contrary provision of this Agreement: No shares will be delivered in respect of Restricted Stock Units subject to this Agreement unless and until the Participant has complied with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the delivery of those shares.  If the delivery of shares pursuant to this Agreement is delayed pursuant to the preceding sentence, the delivery shall occur on the first day that the Participant has complied with all applicable provisions of the HSR Act; provided that if the Participant has not complied with all applicable provisions of the HSR Act by the last day of the calendar year in which such shares are otherwise deliverable, such shares and all rights of the Participant under this Agreement will then be forfeited.

__________________            __________________________
Participant Vishay Intertechnology, Inc.

Dated:  ____________________, 20__